UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
May 24, 2016
Date of Report
(Date of earliest event reported)

BLUCORA, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-25131	91-1718107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10900 NE 8th Street, Suite 800
Bellevue, Washington 98004
(Address of principal executive offices)
(425) 201-6100
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders

On May 24, 2016, Blucora, Inc. ("Company") held its annual meeting of stockholders. The results of the votes held at the annual meeting are set forth below. For more information on these proposals, see the Company's Proxy Statement dated April 25, 2016.

Proposal One:

The stockholders re-elected each of the Company's nominated directors. The votes cast on Proposal One were as follows:

       Nominee: David H.S. Chung

For: 30,292,868
Withheld: 139,888
        Broker Non-votes: 3,981,942

      Nominee: Steven W. Hooper

For: 30,050,767
Withheld: 381,989
        Broker Non-votes: 3,981,942

       Nominee: Christopher W. Walters

For: 30,015,637
Withheld: 417,119
        Broker Non-votes: 3,981,942

Proposal Two:

The stockholders ratified the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2016. The votes cast on Proposal Two were as follows:

For: 34,304,885
Against: 65,468
Abstain: 44,345

Proposal Three:

The stockholders approved, on an advisory basis, the compensation of the Company's Named Executive Officers, as disclosed in the Proxy Statement for the 2016 annual meeting of stockholders. The votes cast on Proposal Three were as follows:

For: 28,053,512
Against: 2,254,924
Abstain: 124,320
Broker Non-votes: 3,981,942

Proposal Four:

The stockholders approved the Blucora, Inc. 2015 Incentive Plan as Amended and Restated. The votes cast on Proposal Four were as follows:

For: 19,824,335
Against: 10,547,902
Abstain: 60,519
Broker Non-votes: 3,981,942

Proposal Five:

The stockholders approved the Blucora, Inc. 2016 Employee Stock Purchase Plan. The votes cast on Proposal Five were as follows:

For: 28,431,278
Against: 1,779,298
Abstain: 222,180
Broker Non-votes: 3,981,942

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 25, 2016

BLUCORA, INC.

By: /s/ Mark Finkelstein
Mark Finkelstein
Chief Legal & Administrative Officer and Secretary